SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2012 (September 13, 2012)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850

(Address of Principal Executive Offices)

(301) 366-4841

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 13, 2012, Neuralstem, Inc. (“Company”) entered into a Placement Agency Agreement (the “PA Agreement”) with Aegis Capital Corp. (“Aegis”), pursuant to which Aegis agreed to act as the Company’s exclusive placement agent, on a reasonable best efforts basis, in connection with the sale by the Company of up to 7,000,000 shares of the Company’s common stock. Pursuant to the PA Agreement, the Company agreed to sell an aggregate of 7,000,000 shares of common stock (the “Shares”) at a price of $1.00 per Share to various investors in a registered direct offering (the “Offering”). The Offering closed on September 19, 2012.

The Shares were issued pursuant to a prospectus supplement dated as of September 13, 2012, which was filed with the Securities and Exchange Commission (“SEC”) in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333- 169847), which became effective on October 14, 2010, and the base prospectus contained in such registration statement.

For its services as placement agent in the Offering, Aegis received cash compensation in the amount of $490,000, a non-accountable expense reimbursement of $70,000 and a common stock purchase warrant (the “Warrant”) to purchase 350,000 shares of the Company’s common stock with an exercise price of $1.25 per share. The Warrant will become exercisable on the one year anniversary of the date of issuance and expire on September 13, 2017.

The net proceeds from the Offering, after deducting placement agent’s fees and expenses and the Company’s estimated Offering expenses are approximately $6.4 million.

The foregoing description of the Placement Agent Agreement and form of the Warrant is qualified in their entirety by reference to the Placement Agent Agreement and the Warrant, copies of which are filed as Exhibit 1.1 and 4.1, respectively, to this Form 8-K and are incorporated herein by reference. A copy of the opinion of the Silvestre Law Group, P.C. relating to the validity of the shares issued in the Offering is attached hereto as Exhibit 5.1.

Item 8.01	Other Events.

On September 13, 2012, the Company issued a press release announcing the pricing of the Offering. The press release is attached hereto as Exhibit 99.1.

On September 19, 2012, the Company issued a press release announcing the closing of the Offering. The press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following documents are filed as exhibits to this report:

1.1	Placement Agent Agreement, dated as of September 13, 2012
4.1	Form of Warrant
5.1	Opinion of Silvestre Law Group, P.C.
23.1	Consent of Silvestre Law Group, P.C. (contained in Exhibit 5.1)
99.1	Press Release dated September 13, 2012
99.2	Press Release dated September 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

By:	/s/ I. Richard Garr
I. Richard Garr
Chief Executive Officer

Dated: September 19, 2012